SEC Form 4 and Form 5 - Confirmation of Authority to Sign and File

Pursuant to Instruction 7 to SEC "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Member of the Board of Managers, Chief Executive Officer and President of Babson Capital Management LLC, the investment advisor to MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate (i) Rosemary Baker (ii) Mark Godin (iii) Libby Liebig and (iv) Suzanne Manning, and each of them singly, my true and lawful power of attorney with full power to sign for me and file with the Securities and Exchange Commission and the Trust said SEC Forms 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.


Signature and Date:William F. Glavin, Jr.                  January 4, 2006_____
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Name:    William F. Glavin, Jr.
Title: Member of the Board of Managers, Chief Executive Officer and President of Babson Capital Management LLC